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                                                                   EXHIBIT 10.20




                                 PROMISSORY NOTE

   $126,000.00                         Bowling Green, Kentucky
                                       June 30, 1996

     FOR VALUE RECEIVED, the undersigned promises to pay to the order of Blue Ridge Group, Inc. the principal sum of One Hundred Twenty Six Thousand AND no/100 ($126,000.00) with interest from date at the rate of 8% per annum on the unpaid balance until paid. The entire principal balance and all accrued interest shall be payable on the 30th day of September, 1996.

     Privilege is reserved to prepay at any time, without premium or fee, or any penalty whatsoever the entire indebtedness or any part thereof at any time prior to maturity.

     If any deficiency in the payment of this note is not made on the due date, the entire principal balance plus accrued interest shall at once become due and payable without notice at the option of the Holders/Payees.

     In the event of foreclosure or collection proceedings, the undersigned shall reimburse the Holders/Payees for all reasonable attorney fees and court costs as permitable by the Kentucky Revised Statutes.

     This note shall not be assumed without the prior written consent of the Holders/Payees, nor the financing assumed by anyone without the consent of the Holders/Payees.

     The undersigned shall be bound and waives presentment for payment, demand, protest, and notice of demand, protest and nonpayment.


                                       /s/ JAMES T. COOK, JR.
                                       ------------------------------------
                                       Blue Ridge Energy, Inc.